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                                                                    EXHIBIT 11.1

                       STERLING CHEMICALS HOLDINGS, INC.
          COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME (LOSS)
                    PER COMMON AND COMMON EQUIVALENT SHARE
                 (Amounts in thousands, except per share data)


                                     THREE       THREE       NINE        NINE
                                     MONTHS      MONTHS      MONTHS      MONTHS
                                     ENDED       ENDED       ENDED       ENDED
                                     6/30/97     6/30/96     6/30/97     6/30/96
                                     -------     -------     -------     -------

  PRIMARY EARNINGS PER SHARE

Weighted average of common stock
 outstanding                          11,420      55,690      11,047      55,685

Total weighted average shares
 outstanding used in primary
 earnings per share computation       11,420      55,690      11,047      55,685
                                     =======     =======    ========     =======

Net income (loss)                    $(9,377)    $16,420    $(24,386)    $35,634
Less: Preferred dividend
 requirements                           (249)         --        (411)         --
                                     -------     -------    --------     -------

Net income (loss) used in primary
 earnings per share                  $(9,626)    $16,420    $(24,797)    $35,634
                                     =======     =======    ========     =======

     NET INCOME (LOSS) PER SHARE     $ (0.84)    $  0.29    $  (2.24)    $  0.64
                                     =======     =======    ========     =======


  FULLY DILUTED EARNINGS PER SHARE

Weighted average of common stock
 outstanding                          11,420      55,690      11,047      55,685

Total weighted average shares
 outstanding used in fully
 dilutive earnings per share
 computation                          11,420      55,690      11,047      55,685
                                     =======     =======    ========     =======

Net income (loss)                    $(9,377)    $16,420    $(24,386)    $35,634
Less: Preferred dividend
 requirements                           (249)         --        (411)         --
                                     -------     -------    --------     -------

Net income (loss) used in fully
 dilutive earnings per share         $(9,626)    $16,420    $(24,797)    $35,634
                                     =======     =======    ========     =======

     NET INCOME (LOSS) PER SHARE     $ (0.84)    $  0.29    $  (2.24)    $  0.64
                                     =======     =======    ========     =======